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                                                                    Exhibit 10.2

                     Board of Trade of the City of Chicago
                           141 West Jackson Boulevard
                            Chicago, Illinois 60604


                                April 18, 2000


Personal Delivery
-----------------
Mr. Dennis A. Dutterer
Board of Trade Clearing Corporation
141 West Jackson Boulevard - Suite 1460
Chicago, IL 60604

          Re:  Appointment
               -----------

Dear Dennis:

     On behalf of the Board of Trade of the City of Chicago (the "CBOT"), I am delighted to confirm your appointment, beginning April 18, 2000, as Interim President & Chief Executive Officer of the CBOT. By accepting this appointment, you will agree to perform the duties of such office, consistent with the requirements of the Rules and Regulations of the CBOT (or any successor corporate governance documents, including such as may be established in connection with the proposed CBOT restructuring) with respect to the office of President of the CBOT, including, but not limited to, the provisions of Rule
141.00 (other than subsection (9) thereof) with respect to the office of President of the CBOT, and as may be reasonably and lawfully requested from time to time by the Board of Directors of the CBOT. Pursuant to the First Amendment to your Employment Agreement with the Board of Trade Clearing Corporation ("BOTCC") and the reimbursement agreement between the CBOT and BOTCC, your base salary (which shall be $825,000 on an annualized basis) and any discretionary bonuses (which shall be determined in the sole and absolute discretion of the Board of Directors of the CBOT) for your services to the CBOT will be paid to you by BOTCC, with the CBOT reimbursing BOTCC therefor. Other than as expressly set forth herein, any and all other costs and expenses associated with your employment with the CBOT and/or BOTCC (including, but not limited to, the costs and expenses associated with your employee benefits) shall be borne by BOTCC or by the CBOT pursuant to the terms of the letter agreement between the CBOT and BOTCC dated April 18, 2000. The parties recognize and agree that you will continue your responsibilities to BOTCC as its President & Chief Executive Officer but that you shall devote substantial amounts of your time and attention to your duties and responsibilities as Interim President and Chief Executive Offiicer of the CBOT.

     You recognize and acknowledge the special nature of the relationship between the CBOT and BOTCC. You agree that, notwithstanding your duties and responsibilities in connection with this appointment, you shall, if and to the extent requested by the Board of Directors of the CBOT, recuse yourself from, and not participate in, any and all discussions, decisions, and/or other matters in which you may have a potential conflict of interest arising
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Mr. Dennis A. Dutterer                -2-                         April 18, 2000


from or relating to your past, present or future involvement or association with BOTCC. You agree to promptly notify the Chairman of the CBOT of any such potential conflicts of interest of which you have knowledge, including a description with reasonable particularity of the facts and circumstances giving rise thereto, provided that you shall not be required to notify the Chairman of any potential conflict of interest the existence of which is known to the Chairman. In the event that there is a dispute concerning whether you have a potential conflict of interest which would require recusal under this paragraph, the decision of the Board of Directors of the CBOT in its sole and absolute discretion shall be final and binding in all respects. Provided that you comply in all material respects with the requirements of this paragraph, you shall have no additional or further obligations arising out of any such actual or potential conflict of interest, and the CBOT hereby irrevocably waives any right or claim that it may have, now or in the future, arising out of any such conflict of interest.

     This will also confirm that your appointment with the CBOT is at will. This means that either you or the CBOT may terminate your appointment at any time for any reason without notice or cause, without any severance obligations on the part of the CBOT.

     In the course of your appointment as Interim President & Chief Executive Officer of the CBOT, you understand and acknowledge that you will be provided, and will have access to, confidential information regarding the CBOT and its affiliates, including, but not limited to, information relating to its restructuring plan and other plans and proposals involving the CBOT and/or its affiliates. You agree to keep strictly confidential any and all such confidential information, and you further agree that, witbout the prior written consent of the Board of Directors of the CBOT, you shall not disclose in any manner whatsoever, in whole or in part, any such confidential information to any third parties, except as reasonably required to carry out your duties as Interim President & Chief Executive Officer, and except as may be required by law (in which case you shall immediately notify the Chairman of the CBOT of any such requirements and cooperate fully with the CBOT in any efforts it may direct to protect the confidentiality of such information, provided that the CBOT shall indemnify, defend, and hold you harmless from and against all costs and expenses (including reasonable attorneys' fees) reasonably incurred by you in providing such cooperation). As used herein, the term "confidential information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by you, (ii) was or becomes available to you on a non-confidential basis from a source that is not and was not prohibited from disclosing such information to you by a contractual, legal, or fiduciary obligation, or (iii) was known to you on a non-confidential basis prior to its disclosure to you by the CBOT.

     The CBOT agrees to provide indemnification to you for duties you perform on behalf of the CBOT during your engagement as its Interim President & Chief Executive Officer to the extent provided for in its certificate of incorporation, by-laws, rules and regulations and to provide indemnification and officers liability insurance to you at least to the same extent that it provides such indemnification and insurance to the other officers of the CBOT. The indemnification and officers liability insurance obligations of the CBOT under this letter agreement shall survive the termination of your engagement with the CBOT.
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Mr. Dennis A. Dutterer               -3-                          April 18, 2000


     The parties certify that they have read this letter agreement in its entirety, that they understand the terms of this letter agreement and understand that such terms are legally enforceable, that they have had ample opportunity to negotiate with each other with regard to all of its terms, that they have entered into this letter agreement freely and voluntarily, that they intend to and shall be legally bound by this letter agreement, and that they have full power, right, authority, and competence to enter into and execute this letter agreement. This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois (without giving effect to the principles of conflicts of laws thereof). Each of the parties hereto hereby consents to personal jurisdiction in, and agrees that venue for any action to enforce the provisions of this letter agreement shall be properly laid in, any federal or state court located in Cook County in the State of Illinois. This letter agreement is intended to bind and inure to the benefit of and be enforceable by each of the parties hereto and its respective successors and assigns. The provisions hereof may be amended or waived only with the prior written consent of each of the parties hereto, in the case of the CBOT, as determined by the Board of Directors of the CBOT in its sole and absolute discretion).

     Please acknowledge your acceptance of and concurrence with this letter agreement by signing and dating the enclosed duplicate original of this letter agreement below and returning it to me. This original of the letter agreement, which I have already signed on behalf of the CBOT, is for you.

     We look forward to working with you.


                            BOARD OF TRADE OF THE CITY OF CHICAGO

                                /s/ David Brennan
                            By: ______________________________________________
                                 David Brennan, Chairman, Board of Directors


Accepted and Agreed
as of the 18th day of April, 2000.

/s/ Dennis A. Dutterer
_____________________________
    Dennis A. Dutterer